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                                                                      EXHIBIT 16





February 21, 1995





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Dear Sirs:

                                 Borden, Inc.
                                 ------------

We have read Item 4 of Borden, Inc.'s Form 8-K dated February 21, 1994 and are in agreement with the statements contained in the first three paragraphs of
Item 4.

Yours very truly,


/s/ Price Waterhouse LLP





8K Filing